UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/05/2006

North Penn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51234

Pennsylvania	20-1882440
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

216 Adams Avenue, Scranton, Pennsylvania 18503-1692
(Address of principal executive offices, including zip code)

(570) 344-6113
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 3, 2006, Frederick L. Hickman, President and Chief Executive Officer of North Penn Bancorp, Inc. (the "Company") and North Penn Bank (the "Bank"), announced that Glenn J. Clark, age 33, has been elevated to Assistant Vice President and Controller of the Company and the Bank.   In his new role, Mr. Clark will be the principal financial officer and principal accounting officer of the Company and the Bank and oversee the accounting, budgeting, treasury, asset-liability, capital management and investor relations functions for the Company and the Bank. Mr. Clark has been with the Bank since 2002 as the Bank's Assistant Controller. Prior to joining the Bank, Mr. Clark was a senior accounting associate at Prudential Financial.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Penn Bancorp, Inc.

Date: April 05, 2006	By:	/s/ Frederick L. Hickman
Frederick L. Hickman
President and Chief Executive Officer